Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of April 2000
                       Distribution Date of May 15, 2000
                            Servicer Certificate #31

Original Pool amount Initial Receivables               $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)          $91,466,751.20


Beginning Pool Balance                                 $146,030,527.11
Beginning Pool Factor                                        0.2920643

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $6,075,918.41
     Interest Collected                                  $1,126,462.31

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $758,588.45
Total Additional Deposits                                  $758,588.45

Repos / Chargeoffs                                         $773,350.36
Aggregate Number of Notes Charged Off                              181

Total Available Funds                                    $7,960,969.17

Ending Pool Balance                                    $139,181,258.34
Ending Pool Factor                                           0.2783656

Servicing Fee                                              $121,692.11

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,187,477.04
     Target Percentage                                          10.00%
     Target Balance                                     $13,918,125.83
     Minimum Balance                                     $9,999,887.79
     (Release) / Deposit                                   ($45,584.08)
     Ending Balance                                      $9,141,892.96

Current Weighted Average APR:                                   9.508%
Current Weighted Average Remaining Term (months):                25.00
Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days          $1,723,292.11     1,308
                                 31 - 60 days           $497,606.59       334
                                 60+  days              $300,917.75       106

     Total:                                           $2,521,816.45     1,327

     Balances:                   60+  days            $2,838,126.76       106

Memo Item - Reserve Account
     Prior Month                                      $8,918,544.94
+    Invest. Income                                      $45,584.08
+    Excess Serv.                                       $223,348.02
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,187,477.04

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of April 2000

                                                                       NOTES
                                                  (Money Market)
                                     TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           0.00%            0.00%           96.50%           3.50%
     Coupon                                                5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance          $146,030,527.11
Ending Pool Balance             $139,181,258.34

Collected Principal               $6,075,918.41
Collected Interest                $1,126,462.31
Charge - Offs                       $773,350.36
Liquidation Proceeds / Recoveries   $758,588.45
Servicing                           $121,692.11
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $7,839,277.06

Beginning Balance               $146,030,527.11            $0.00           $0.00            $0.00  $140,919,458.69   $5,111,068.42

Interest Due                        $766,660.27            $0.00           $0.00            $0.00      $739,827.16      $26,833.11
Interest Paid                       $766,660.27            $0.00           $0.00            $0.00      $739,827.16      $26,833.11
Principal Due                     $6,849,268.77            $0.00           $0.00            $0.00    $6,609,544.36     $239,724.41
Principal Paid                    $6,849,268.77            $0.00           $0.00            $0.00    $6,609,544.36     $239,724.41

Ending Balance                  $139,181,258.34            $0.00           $0.00            $0.00  $134,309,914.33   $4,871,344.01
Note / Certificate Pool Factor                            0.0000          0.0000           0.0000           0.8984          0.2784
   (Ending Balance / Original Pool Amount)
Total Distributions               $7,615,929.04            $0.00           $0.00            $0.00    $7,349,371.52     $266,557.52

Interest Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $223,348.02
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $9,187,477.04
(Release) / Draw                    ($45,584.08)
Ending Reserve Acct Balance       $9,141,892.96

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of April 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    5                  4                  3                 2                 1
                                 Dec-99             Jan-00             Feb-00            Mar-00            Apr-00
Beginning Pool Balance      $178,138,043.90    $170,247,528.68    $163,285,457.55    $155,040,525.91    $146,030,527.11

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $273,685.09        $266,482.92      $1,242,061.84        $947,592.16        $773,350.36
    Recoveries                  $413,418.81        $214,473           $140,780.70        $392,008.65        $758,588.45

Total Charged Off (Months 5, 4, 3)               $1,782,229.85
Total Recoveries (Months 3, 2, 1)                $1,291,377.80
Net Loss / (Recoveries) for 3 Mos                  $490,852.05 (a)

Total Balance (Months 5, 4, 3)                 $511,671,030.13 (b)

Loss Ratio Annualized  [(a/b) * (12)]                 1.15117%

Trigger:  Is Ratio > 1.5%                                   No
                                                                       Feb-00            Mar-00            Apr-00

B)   Delinquency Trigger:                                           $3,943,107.12      $2,700,549.51      $2,838,126.76
     Balance delinquency 60+ days                                        2.41486%           1.74183%           1.94352%
     As % of Beginning Pool Balance                                      2.03970%           2.11158%           2.03340%
     Three Month Average

Trigger:  Is Average > 2.0%                                Yes

C)   Noteholders Percent Trigger:                     1.82840%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer